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                                                                  Exhibit 3-80
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    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION 0F CORPORATIONS
FILED 04:04 PM 09/30/1998
   981380636 - 2950916

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       GENESIS ELDERCARE CENTERS II, L.P.

   First. The name of this Limited Partnership shall be: Genesis ElderCare Centers II, L.P.

   Second. Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, Delware, 19801, County of New Castle, its registered agent is the Corporation Trust Company at such address.

   Third. The name, and mailing address of each general partner is as follows:

               Genesis ElderCare Partnership Centers, Inc.
               101 East State Street
               Kennett Square, PA 19348

   Fourth.     Any other matters the partners determine to include therein:



   IN WITNESS WHEREOF, the undersigned, being the general partners herein before named, here executed, signed and acknowledged this certificate of Limited Partnership this 29th day of September, 1998.



                                     Genesis ElderCare Partnership Centers, Inc.

                                     By: Genesis Healthcare Centers Holdings,
                                         Inc., its sole shareholder

                                     /s/ Ira C. Gubernick
                                     --------------------------
                                     Name: Ira C. Gubernick
                                     Title: Incorporator